UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 12, 2004

                        Commission file number: 000-16299
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                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                       13-3054685
(State or other jurisdiction of             (IRS Employer Identification Number)
 Incorporation or Organization)

801 Mahler Rd, Suite G, Burlingame, CA                       94010
(Address of principal executive offices)                   (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     The Board of Directors of ANTs software inc. appointed Mr. Richard LaBarbera as a director of ANTs software inc. effective November 12, 2004.

     Mr. LaBarbera served as Sybase's senior vice president and general manager for its enterprise solutions division, with direct responsibility for product development, worldwide sales, support, education and global professional services functions.

     Mr. LaBarbera currently serves as an advisor and executive consultant to numerous technology companies including Xinify, Value Stream Group, Front Range Solutions and Echopass. Previously he was president of Niku Corporation, a leading provider of IT management and governance solutions and winner of the Gartner "Best Vendor" award for excellence in Project Portfolio Management.

     Prior to Niku, Mr. LaBarbera held positions with significant responsibility at IBM, Storage Technology, Siemens/Siemens Pyramid and Amdahl where he served as vice president, worldwide services with responsibility for support, education and consulting services. Mr. LaBarbera holds an MBA from Georgia State University.

ITEM 9.01  Financial Statement and Exhibits.

(c)  Exhibits

     99.1  Press Release dated November 12, 2004.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ANTs software inc.

Date: November 15, 2004                         By: /s/ Francis K. Ruotolo
                                                    ----------------------
                                                    Francis K. Ruotolo, Chairman
                                                    and Chief Executive Officer